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EXHIBIT 21: SUBSIDIARIES OF REGISTRANT

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                             DIRECT SUBSIDIARIES                 INDIRECT SUBSIDIARIES        STATE/JURISDICTION OF INCORPORATION
                             -------------------                 ---------------------        -----------------------------------
CIB MARINE BANCSHARES, INC.                                                                   Wisconsin

                             Central Illinois Bank                                            Illinois Commercial Bank

                             Hillside Investors                                               Illinois Corporation

                                                                 CIB Bank                     Illinois Commercial Bank

                                                                 CIB Capital Holdings I, LLC  Delaware LLC

                                                                 CIB Capital I, LLC           Delaware LLC

                             CIB Bank                                                         Indiana Commercial Bank

                             First Ozaukee Capital Corp.                                      Wisconsin Corporation

                                                                 Marine Bank                  Wisconsin Commercial Bank

                             Marine Bank                                                      Federal Savings Bank

                             CIB Data Processing Services, Inc.                               Illinois Corporation

                             Mortgage Services, Inc.                                          Illinois Corporation

                             CIB Marine Capital Trust                                         Delaware Business Trust

                             CIB Statutory Trust III                                          Connecticut Statutory Trust

                             CIB Statutory Trust IV                                           Connecticut Statutory Trust
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